Exhibit 28(q)

SUNAMERICA SERIES TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustee of SunAmerica Series Trust does hereby constitute and appoint Gregory N. Bressler, Kathleen D. Fuentes, Christopher J. Tafone, Louis O. Ducote, Gregory R. Kingston, and John T. Genoy or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with any Registration Statement on Form N-1A or Form N-14 and any and all amendments (including pre- and post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ John. T. Genoy	President	June 13, 2017
John T. Genoy	(Principal Executive Officer)

/s/ Gregory R. Kingston	Treasurer	June 13, 2017
Gregory R. Kingston	(Principal Financial and Accounting Officer)

/s/ Bruce G. Willison	Independent Chairman and Trustee	June 13, 2017
Bruce G. Willison

/s/ Garrett F. Bouton
Garrett F. Bouton	Trustee	June 13, 2017

/s/ Carl D. Covitz
Carl D. Covitz	Trustee	June 13, 2017

/s/ Peter A. Harbeck	Trustee	June 13, 2017
Peter A. Harbeck

/s/ Jane Jelenko
Jane Jelenko	Trustee	June 13, 2017

/s/ Gilbert T. Ray
Gilbert T. Ray	Trustee	June 13, 2017

/s/ Allan L. Sher
Allan L. Sher	Trustee	June 13, 2017